Exhibit 99.1

One Broadway, 14th Floor • Cambridge, MA 02142 • 617-475-1520 • www.invivotherapeutics.com

Contacts:

David Pitts

Argot Partners

212-600-1902

david@argotpartners.com

InVivo Therapeutics Holdings Corp. Reports 2010 Financial Results

CAMBRIDGE, Mass. – March 24, 2011 – InVivo Therapeutics Holdings Corp. (NVIV.OB), a company focused on the development of groundbreaking technologies for the treatment of spinal cord injuries (SCI), today reported financial results for the year ended December 31, 2010.

For the year ended December 31, 2010, the company reported a net loss of $9,057,000, or $0.27 per share, as compared to a net loss of $2,516,000, or $0.10 per share, for the year ended December 31, 2009. Included in the net loss for the year 2010 was a non-cash charge of $5,099,000 for derivative losses. The company ended the year with $8,964,000 of cash and investments and had no outstanding debt. As previously announced, on October 26, 2010, the company completed a reverse merger with a publicly traded company. The company also completed a private placement raising $13 million of gross proceeds and $10.9 million of net proceeds in December 2010.

“2010 brought many significant achievements and advancements for InVivo”, said Frank Reynolds, InVivo’s Chief Executive Officer. “We went public through a reverse merger, completed our largest financing to date, added leadership to our management team and board and announced the opening of a pilot manufacturing and development facility. In 2011, we expect to advance the development of our biopolymer scaffolding device for SCI with the filing and FDA approval of an Investigational Device Exemption followed by the commencement of human clinical studies.”

Recent Highlights

-	Reverse merger and financing; In October 2010, the company announced the successful completion of a reverse merger and private placement financing. The oversubscribed offering, which closed in December 2010, included the issuance of 13 million units (each unit consisting of one share of common stock and one warrant exercisable at $1.40 per share) raising $13 million of gross proceeds and $10.9 million of net proceeds. If all of the warrants are exercised for cash, the company will receive an additional $18.2 million of gross proceeds.

-	Opening of the manufacturing and development facility; In November 2010, the company announced that it signed a lease to open its first manufacturing and development facility in Medford, Massachusetts. The new facility is being used to scale up the manufacturing process for its lead product candidate, a novel biocompatible polymer scaffolding device used to treat acute open-wound SCI.

-	Appointments to the management team and board of directors; The company announced the appointment of George Nolen, former President and CEO of Siemens Corporation and a Director of InVivo, to the position of Lead Director, effective December 10, 2010. The company also announced the appointments of Christopher Pritchard, Ph.D., Chief Science Officer, in September 2010 and Phil Pereira, Director of Manufacturing, in February 2011.

-	Announced data on novel hydrogel technology; In March 2011, the company announced the presentation of data at the 2011 Annual Meeting of the American Association of Neurological Surgeons/Central Nervous System Section on Disorders of the Spine and Peripheral Nerves. Eric J. Woodard, M.D., Chief of Neurosurgery, New England Baptist Hospital, co-authored and presented the poster titled “An injectable thiol-acrylate poly(ethylene glycol) hydrogel for sustained release of methylprednisolone sodium succinate for treatment of spinal cord injury and in neurosurgical applications.” The laboratory investigation was designed to evaluate the potential of the company’s rationally designed hydrogel to overcome limitations associated with systemic administration of high-dose methylprednisolone (MP), a steroid commonly used in the treatment of SCI.

The securities sold in the private placement have not been registered under the Securities Act of 1933 and may not be resold absent registration under or exemption from such Act. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933.

About InVivo Therapeutics

InVivo Therapeutics Holdings Corp. is a Cambridge, MA medical device company focused on utilizing polymers as a platform technology to develop treatments to improve function in individuals paralyzed as a result of traumatic spinal cord injury. The company was founded in 2005 on the basis of proprietary technology co-invented by Robert Langer, ScD, Professor at Massachusetts Institute of Technology, and Joseph P. Vacanti, MD, who is affiliated with Massachusetts General Hospital in Boston. For more information on InVivo Therapeutics, please visit www.invivotherapeutics.com.

Safe Harbor Statement

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements within the meaning of the federal securities laws. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to sell additional shares of common stock, the Company’s ability to develop, market and sell products based on its technology; the expected benefits and efficacy of the Company’s products and technology in connection with spinal cord injuries; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in our filings with the SEC, including, our annual report on Form 10-K and our current reports on Form 8-K. We do not undertake to update these forward-looking statements made by us.

InVivo Therapeutics Holdings Corp.

Consolidated Balance Sheets

	December 31,
	2010	2009
ASSETS:
Current assets:
Cash and cash equivalents	$8,964,194	$226,667
Prepaid expenses	81,166	10,898

Total current assets	9,045,360	237,565
Property and equipment, net	280,181	173,797
Other assets	53,639	58,639

Total assets	$9,379,180	$470,001

LIABILITIES AND STOCKHOLDERS’ DEFICIT:

Current liabilities:
Accounts payable	$336,945	$81,175
Accrued interest payable	—	283,608
Derivative warrant liability	10,647,190	—
Accrued expenses	247,547	293,584

Total current liabilities	11,231,682	658,367

Loans payable	—	590,985
Convertible notes payable	—	2,840,000

Total liabilities	11,231,682	4,089,352

Commitments and contingencies

Stockholders’ deficit:
Common stock , $0.00001 par value; authorized 100,000,000 shares, issued and outstanding 51,647,171 and 26,259,515 shares outstanding at December 31, 2010 and 2009, respectively	516	263
Additional paid-in capital	12,382,141	1,558,283
Deficit accumulated during the development stage	(14,235,159)	(5,177,897)

Total stockholders’ deficit	(1,852,502)	(3,619,351)

Total liabilities and stockholders’ deficit	$9,379,180	$470,001

INVIVO THERAPEUTICS HOLDINGS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2010	2009
Operating expenses:
Research and development	$1,673,202	$1,807,908
General and administrative	1,724,102	835,515

Total operating expenses	3,397,304	2,643,423

Operating loss	(3,397,304)	(2,643,423)

Other income (expense):
Other income	—	383,000
Interest income	3,379	282
Interest expense	(564,443)	(255,737)
Derivatives losses	(5,098,894)	—

Other income (expense), net	(5,659,958)	127,545

Net loss	$(9,057,262)	$(2,515,878)

Net loss per share, basic and diluted	$(0.27)	$(0.10)

Weighted average number of common shares outstanding, basic and diluted	33,367,239	25,496,366